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                                                                   Exhibit 10(w)

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                                                      [Composite Conformed Copy]



                            STOCK PURCHASE AGREEMENT



                                 By and between



                             FIFTH AVENUE GROUP, LLC


                      A New York limited liability company


                                       and


                        LAZARE KAPLAN INTERNATIONAL INC.

                             A Delaware corporation







                          Dated: as of January 18, 2002





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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is made and entered into on and as of this 18th day of January 2002, by and between FIFTH AVENUE GROUP, LLC, a New York limited liability company ("Purchaser"), and LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation ("Seller").

                                    RECITALS:

         WHEREAS, Seller is a corporation, the Common Stock of which is registered under the Securities Exchange Act of 1934 (the "Exchange Act") and admitted for trading on the American Stock Exchange (the "Amex"); and

         WHEREAS, Purchaser wishes to purchase and Seller wishes to sell 1,180,000 shares of Common Stock issued and held in Seller's treasury (the "Treasury Shares") on the terms set forth in this Agreement; and

         WHEREAS, Purchaser also wishes to purchase and Seller also wishes to sell an additional 125,000 authorized but unissued shares of Common Stock (the "Additional Shares") on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

                                  ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Defined Terms. Certain capitalized terms used herein shall have the meaning assigned to such terms in this Section 1.1.

         "Accredited Investor" has the meaning assigned to such term in Rule 501(a) promulgated under the Securities Act.

         "Acquiring Person" has the meaning assigned to such term in the Rights Agreement, as amended by the Rights Agreement Amendment, whether or not the Rights Agreement or the Rights issued pursuant thereto have expired or otherwise ceased to be in full force and effect.

         "Additional Shares" has the meaning set forth in the Recitals to this Agreement.

         "Affiliate" means an "affiliate" as such term is defined in Rule 12b-2 promulgated under the Exchange Act.

         "Agreement" has the meaning assigned to such term in the Introduction to this Agreement.

         "Amex" has the meaning set forth in the Recitals to this Agreement.

         "Beneficial Owner" means a "beneficial owner" within the meaning of Rule 13d-3 promulgated under the Exchange Act.


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         "Beneficial Ownership" means the interest of a Beneficial Owner in
Common Stock.

         "Block" means a number of shares of Common Stock equal to or greater than 5% of the number of shares of Common Stock outstanding at the time the size of the Block is being determined.

         "Board of Directors" means the Board of Directors of Seller.

         "Business Day" means any day other than a day on which banks in New York City are required or authorized by Law to be closed.

         "Closing" has the meaning assigned to such term in Section 3.1 hereof.

         "Closing Date" has the meaning assigned to such term in Section 2.1 hereof.

         "Common Stock" means the Common Stock, par value $1.00 per share, of Seller.

         "Equity Securities" means any (i) Common Stock, (ii) securities of Seller convertible or exchangeable for Common Stock and (iii) options, rights, warrants and similar securities issued by Seller to acquire Common Stock.

         "Exchange Act" has the meaning set forth in the Recitals to this Agreement.

         "First Installment Percentage" has the meaning set forth in Section 6.4(b) hereof.

         "GAAP" mean United States generally accepted accounting principles, as currently in effect.

         "Law" means any national, federal, state, municipal, local, foreign or other statute, law, ordinance, regulation, rule, code, order, injunction, judgment, decree, ruling or other requirements or rule of law.

         "Maximum Allocation" has the meaning assigned to such term in Section
6.3 hereof.

          "Notices" has the meaning assigned to such term in Section 8.1 hereof.

         "Other Shares" means any Equity Securities, other than the Treasury Shares, of which Purchaser is the Beneficial Owner.

         "Parties" shall mean, collectively, Purchaser and Seller, and each individually a "Party."

         "Per Share Purchase Price" has the meaning assigned to such term in
Section 2.2 hereof.

          "Person" means any individual, partnership, firm, corporation, limited liability company, joint venture, trust, unincorporated organization or association or other entity.

         "Purchased Shares" means the Treasury Shares and the Additional Shares.


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          "Purchase Price" has the meaning assigned to such term in Section 2.2 hereof.

         "Purchaser" has the meaning assigned to such term in the Introduction to this Agreement.

         "Purchaser Block Sale Notice" has the meaning assigned to such term in
Section 6.4(a) hereof.

         "Purchaser Interest" means the number or percentage (depending upon the context) of outstanding Common Stock that is controlled directly or indirectly by Purchaser, including the Treasury Shares subject to the Purchaser Proxy.

         "Purchaser Proxy" means the irrevocable proxy, dated the Closing Date and delivered by Purchaser pursuant to the Shareholders Agreement.

         "Restricted Securities" has the meaning assigned to such term in Rule 144(a)(3) promulgated under the Securities Act.

         "Rights Agent" means ChaseMellon Shareholder Services, LLC, in the case of the Rights Agreement and Mellon Investor Services LLC, in the case of the Rights Agreement Amendment.

         "Rights Agreement" means the Rights Agreement dated as of July 31, 1997 between Seller and the Rights Agent.

         "Rights Agreement Amendment" means the Amendment to Rights Agreement dated as January 17, 2002 between Seller and the Rights Agent, which, among other things, amends the definition of "Acquiring Person" in the Rights Agreement, as it applies only to Purchaser, by changing "15%" wherever it appears in such definition to "24.9%".

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933.

         "Seller" has the meaning assigned to such term in the Introduction to this Agreement.

         "Seller Block Sale Response" has the meaning assigned to such term in
Section 6.4(b) hereof.

         "Seller's By-laws" means the By-laws, as amended, of Seller in the form filed by Seller under the Exchange Act.

         "Seller's Certificate of Incorporation" means the Certificate of Incorporation, as amended, of Seller in the form filed by Seller under the Exchange Act.

         "Seller's Financial Statements" means the consolidated balance sheets (including the related notes and schedules) of Seller as of May 31 and November 30, 2001, and the consolidated statements of income and of cash flows for the periods then ended (including the related notes and schedules) included in Seller's Form 10-K and Form 10-Q filed under the Exchange Act for the periods then ended.


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         "Shareholders Agreement" means the Shareholders Agreement dated the date of this Agreement among Purchaser, Leon Tempelsman and Maurice Tempelsman.

          "Standstill Period" means the period of time commencing on the Closing Date and terminating on the ten year anniversary of such date.

         "Tempelsman Interest" means the number or percentage (depending upon the context) of outstanding Common Stock that is controlled directly or indirectly by Leon Tempelsman or Maurice Tempelsman other than any shares of Common Stock included in the Purchaser Interest.

          "Transaction" has the meaning assigned to such term in Section 2.1 hereof.

         "Transaction Documents" means this Agreement, the Shareholders Agreement, the Purchaser Proxy, the Rights Agreement Amendment and each other certificate, instrument or document contemplated hereby or delivered hereunder.

         "Treasury Shares" has the meaning set forth in the Recitals to this Agreement.

Section 1.2 Singular and Plural; Gender. Whenever appropriate in the context, terms used in the Transaction Documents in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders.

Section 1.3 Meaning of "Including". As used herein, the word "including" shall be deemed to mean "including, without limitation," unless otherwise expressly provided in any instance.

Section 1.4 Headings. The article, section and other headings in the Transaction Documents are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions of the Transaction Documents.

Section 1.5 Drafting. The Parties have participated jointly in the negotiation and drafting of the Transaction Documents, and they agree that any ambiguity or question of intent or interpretation that may arise shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of the Transaction Documents.


                                   ARTICLE II

                    PURCHASE AND SALE OF THE PURCHASED SHARES


         Section 2.1 Purchase and Sale of the Purchased Shares. On February 11, 2002 (the "Closing Date"), Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, the Purchased Shares (the "Transaction").


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         Section 2.2 Purchase Price of the Purchased Shares. The purchase price for each of the Purchased Shares (the "Per Share Purchase Price") shall be $9.00, and the aggregate purchase price for the Purchased Shares (the "Purchase Price") shall be the Per Share Purchase Price multiplied by the number of Purchased Shares being purchased and sold pursuant to Section 2.1 hereof, for an aggregate Purchase Price of $11,745,000.

          Section 2.3 Nature of the Obligation to Purchase and Sell the Purchased Shares. The obligations of Purchaser to purchase and Seller to sell the Purchased Shares on the Closing Date at the Purchase Price shall be irrevocable and shall be subject only to the respective conditions precedent set forth in Article VII hereof and no other conditions precedent of any kind or character, including any changes or absence of changes in the financial condition, results of operations or prospects of any Party, the price at which Seller's Common Stock trades on the Amex or any force majeure or terrorist event. Notwithstanding the foregoing, the Closing Date shall be postponed during the continuation of any bank holiday in New York City that prevents the Purchase Price from being paid by wire transfer.


                                   ARTICLE III

                                     CLOSING

         Section 3.1 Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, NY 10017 commencing at 10:00 a.m. local time on the Closing Date.

         Section 3.2 Deliveries of Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

               (a) two stock certificates evidencing the Treasury Shares and the Additional Shares, respectively, in each case registered in the name of Purchaser and bearing the legends referred to in Section 5.3 hereof; and

               (b) a copy of resolutions duly adopted by the Board of Directors authorizing and approving the execution and delivery of the Transaction Documents to which it is a party, and the performance of the transactions contemplated hereby and thereby, certified by the Secretary or other appropriate officer of Seller as correct and complete and in full force and effect as of the Closing.

         Section 3.3 Deliveries of Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

               (a) the Purchase Price by wire transfer pursuant to the instructions annexed hereto as Annex A;

               (b) a copy of resolutions duly adopted by the members of Purchaser authorizing and approving the execution and delivery of the Transaction Documents, and the performance of the transactions contemplated thereby, certified by a member or by



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the Secretary or other appropriate officer of Purchaser as correct and complete and in full force and effect as of the Closing;

               (c) a copy of Purchaser's operating agreement and any and all amendments thereto, certified by a member or by the Secretary or other appropriate officer of Purchaser as correct and complete and in full force and effect as of the Closing; and

               (d) a receipt for the Treasury Shares and the Additional Shares.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement for Purchaser to enter into the Transaction Documents, Seller represents and warrants to Purchaser as follows:

         Section 4.1 Organization, Good Standing, Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the State of New York.

         Section 4.2 Treasury Shares. All of the Treasury Shares have been validly issued and are fully paid and non-assessable.

         Section 4.3 Additional Shares. Upon payment therefor at the Closing, all of the Additional Shares will be validly issued, fully paid and non-assessable.

         Section 4.4 Seller's By-laws and Certificate of Incorporation. The copies of Seller's By-laws and Seller's Certificate of Incorporation delivered by Seller to Purchaser are correct and complete and in full force and effect.

         Section 4.5 Authorization, Execution and Delivery of Transaction Documents. Seller has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. Seller has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents that are to be executed by it and the consummation of the transactions contemplated thereby. The Transaction Documents to which Seller is a party have been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Purchaser, constitute the valid and binding obligation of Seller, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar Laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and general equitable principles. Seller's execution and delivery of the Transaction Documents to which it is a party do not, and Seller's performance of the transactions contemplated thereby, will not violate or conflict with any provision of applicable Law, Seller's By-laws, Seller's Certificate of Incorporation or any agreement to which Seller is a party or by which Seller's property is bound.

         Section 4.6 Seller's Financial Statements. Each of the consolidated balance sheets included in Seller's Financial Statements fairly presented, in all material respects,


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the consolidated financial position of Seller as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in Seller's Financial Statements, fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of Seller for the periods set forth in those consolidated statements of income and of cash flows (except for, in the case of unaudited quarterly statements, the omission of certain notes, and normal year-end audit adjustments that in the opinion of Seller's management were not, at the time, material in amount or effect to the financial statements taken as a whole), in each case prepared in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated.

         Section 4.7 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person engaged by or acting on behalf of Seller in connection with the negotiation, execution or performance of this Agreement or the Transaction, is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or the Transaction.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement for Seller to enter into the Transaction Documents to which it is a party, Purchaser represents and warrants to Seller as follows:

         Section 5.1 Organization, Good Standing, Power. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York.

         Section 5.2 Authorization, Execution and Delivery of the Transaction Documents. Purchaser has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder. Purchaser has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby. The Transaction Documents have been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Seller of the Transaction documents to which it is a party, constitute the valid and binding obligation of Purchaser, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar Laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and general equitable principles. Purchaser's execution and delivery of the Transaction Documents do not, and Purchaser's performance of the transactions contemplated thereby will not, violate or conflict with any provision of applicable Law, Purchaser's operating agreement, as amended, or any agreement to which Purchaser is a party or by which Purchaser's property is bound.

         Section 5.3 Purchased Shares and Other Matters. Purchaser acknowledges and agrees that (i) Seller has made no representations or warranties concerning the Purchased Shares or Seller except as expressly set forth in Article IV hereof; (ii) the Purchased Shares are Restricted Securities and will not be transferable absent registration under the Securities Act or exemption therefrom; (iii) the stock certificates to be issued to



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Purchaser pursuant to Section 3.2(a) hereof will include legends to reflect the fact that the Purchased Shares are Restricted Securities and are subject to restrictions contained in this Agreement and the Shareholders Agreement; (iv) except as set forth in Section 6.3 hereof, Seller does not have any obligation to register the Purchased Shares under the Securities Act or any other federal or state securities law or to make available any exemption from such registration; (v) Purchaser has been given the opportunity to discuss with officers of Seller the business, prospects, affairs and condition of Seller;
(vi) Purchaser has knowledge and experience in financial business matters and is familiar with the business of Seller; (vii) Purchaser is an Accredited Investor capable of evaluating the merits and risks of its purchase and ownership of the Purchased Shares; (viii) Purchaser is purchasing the Purchased Shares for its own account, for investment, and not with a view to the resale or distribution thereof; and (ix) Purchaser has been furnished with copies of the Rights Agreement and the Rights Agreement Amendment.

         Section 5.4 Liquidity. On the Closing Date Purchaser will have available to it immediately available funds in an aggregate amount not less than the Purchase Price.

         Section 5.5 Schedule 13D. The Schedule 13D filed with the SEC by Purchaser on January 14, 2002 with respect to its Beneficial Ownership of Common Stock does not, and the amendment to such Schedule 13D to be filed by Purchaser to reflect the transactions contemplated by the Transaction Documents will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         Section 5.6 No Brokers or Finders. No agent, broker, finder or investment or commercial banker, or other Person engaged by or acting on behalf of Purchaser in connection with the negotiation, execution or performance of this Agreement or the Transaction, is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or the Transaction.


                                   ARTICLE VI

                        COVENANTS OF PURCHASER AND SELLER

               Section 6.1 Limitation on Beneficial Ownership of Common Stock and Other Matters

                  (a) During the Standstill Period, Purchaser shall not directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any Equity Securities, whether by tender offer, market purchase, privately negotiated purchase or otherwise, if, after such purchase or acquisition, Purchaser would become an Acquiring Person after giving effect to such purchase or acquisition. During the Standstill Period, Purchaser and its Affiliates shall not make any public announcement with respect to the transactions prohibited by this Section 6.1(a).

                  (b) During the Standstill Period, all Common Stock beneficially owned by Purchaser and its Affiliates shall be owned of record by Purchaser;


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                  (c) During the Standstill Period, Purchaser shall not sell or transfer any of the Treasury Shares to any Person, including without limitation, the financial institution referred to in Section 6.1(d) hereof, unless such Person agrees in writing to be bound by all of the terms and provisions of the Transaction Documents to the same extent as Purchaser is bound; provided, however, Treasury Shares may be sold pursuant to Rule 144 promulgated under the Securities Act or pursuant to Section 6.3 hereof without requiring the purchaser of such Treasury Shares to be bound by the Transaction Documents; provided, further, however, that Purchaser shall not sell any Treasury Shares pursuant to the previous proviso until it has first sold all of its Other Shares;

                  (d) During the Standstill Period, Purchaser shall not pledge or encumber any of the Treasury Shares to any Person other than, if required, a financial institution consented to by Seller (such consent not to be unreasonable withheld) in connection with financing that portion of the Purchase Price allocable to the Treasury Shares;

                  (e) During the Standstill Period, Purchaser and its Affiliates shall not seek to advise, encourage or influence any Person with respect to the voting of any Equity Securities, initiate, propose or otherwise solicit stockholders of Seller for the approval of one or more stockholder proposals or induce or attempt to induce any other Person to initiate any stockholder proposal;

                  (f) During the Standstill Period, Purchaser and its Affiliates shall not, other than as a consequence of the Shareholders Agreement, deposit any Treasury Shares into a voting trust or subject any Treasury Shares to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Equity Securities;

                  (g) During the Standstill Period, Purchaser shall not permit its members to grant to any Person other than a member of Purchaser any voting rights with respect to any membership interest in Purchaser;

                  (h) During the Standstill Period, Purchaser and its Affiliates shall not sell or transfer any of the membership interests in Purchaser, except to a family member (by blood, marriage or adoption) of an existing member of Purchaser or to a trust for the benefit of such a family member;

                  (i) During the Standstill Period, Purchaser shall not merge or consolidate with any Person other than on the following terms and conditions, all of which terms and conditions shall continue in their entirety during the Standstill
                      Period: (A) the surviving entity to such merger or consolidation shall be, and shall continue to be, controlled by one or more existing members of Purchaser;
                      (B) not less than 85% of the economic and voting interests in such surviving entity shall be owned both of record and beneficially by one or more existing members of Purchaser and/or by a family member (by blood, marriage or adoption) of one or more existing members of Purchaser or a trust for the benefit of such a family member; and (C) no such merger or consolidation shall become



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                    effective unless the surviving entity to such merger or
                    consolidation agrees in writing to be bound by all of the terms and provisions of the Transaction Documents to the same extent as Purchaser is bound; and

                  (j) During the Standstill Period, Purchaser shall not liquidate and distribute its assets to any Person other than a member or members of Purchaser.

         Section 6.2. Seller's Fiduciary Duties. The Board of Directors will discharge its fiduciary duties to the stockholders of Seller by considering, in good faith, when and under what circumstances to waive the limitations on Purchaser and its Affiliates set forth in Section 6.1 hereof.

         Section 6.3 Piggyback Registration. During the Standstill Period, if any shares of Common Stock included in the Tempelsman Interest are included in a registration statement (other than on Form S-8) filed by Seller under the Securities Act, Seller will give Purchaser the opportunity to include its shares of Common Stock in such registration statement on the same terms and conditions as the shares of Common Stock included in the Tempelsman Interest are included, subject to the following conditions: (i) the maximum number of shares to be included in such registration statement from the Tempelsman Interest and the Purchaser Interest shall first be determined by Seller (the "Maximum Allocation"); and then (ii) the maximum number of shares to be included from the Purchaser Interest shall be determined by multiplying the Maximum Allocation by a fraction, the numerator of which shall be the then current Purchaser Interest and the denominator of which shall be the sum of the then current Purchaser Interest and the then current Tempelsman Interest; provided, however, that such fraction, expressed as a percentage, shall never exceed 50%.

         Section 6.4 Proposed Block Sales by Purchaser

                  (a) During the Standstill Period, if Purchaser proposes to sell in a single transaction or in a series of related transactions a Block of Other Shares, before consummating the proposed sale, Purchaser shall deliver to Seller a written notice (a "Purchaser Block Sale Notice") setting forth with respect to the proposed Block sale: (i) the number of shares of Common Stock;
(ii) the price per share of Common Stock; (iii) the payment and other terms of the proposed Block sale; (iv) the identity of the proposed purchaser in sufficient detail to permit Seller to know the ultimate beneficial owner of the proposed purchaser; and (v) whether Purchaser has previously sold or transferred any shares of Common Stock to the proposed purchaser, and, if so, the dates, amounts and prices at which such shares were previously sold or transferred to the proposed purchaser.

                  (b) Within seven Business Days of receiving a Purchaser Block Sale Notice, Seller shall deliver to Purchaser a written notice (a "Seller Block Sale Response") as follows: (i) if Seller has a good business reason for the proposed purchaser not to purchase the Block, Seller shall set forth in reasonable detail its good business reason, in which event, Purchaser shall not sell the Block to such proposed purchaser; (ii) if Seller has no objection to the proposed purchaser and no interest in acquiring the Block, it shall so state, in which event Purchaser shall be free to consummate the Block sale to the proposed purchaser at the price per share and on the other terms and conditions set forth in the Purchaser Block Sale Notice but only during the 20 Business Days following Purchaser's receipt of the Seller Block Sale Response;
(iii) if Seller wishes to






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purchase the Block at the same price per share set forth in the Purchaser Block
Sale Notice, it shall irrevocably agree to purchase the Block and shall agree either: (A) to accept the payment terms described in the Purchaser Block Sale Notice; or (B) (1) to wire transfer to Purchaser pursuant to the wire transfer instructions set forth in Annex B annexed hereto, at least 25% of the aggregate purchase price (the "First Installment Percentage") for the Block, against receipt of a certificate for the First Installment Percentage of the Block, endorsed in blank or accompanied by a stock power endorsed in blank, and (2) to wire transfer to Purchaser pursuant to such wire transfer instructions, within 45 calendar days of the date of the Seller Block Sale Response, any portion of such aggregate purchase price not included in the First Installment Percentage, against receipt of a certificate for the remainder of the Block, endorsed in blank or accompanied by a stock power endorsed in blank, in which event Purchaser shall sell the Block to Seller on the payment terms elected by Seller.

                  (c) If the proposed purchaser of any Block changes the terms of its proposed purchase after Purchaser has delivered its Purchaser Block Sale Notice to Seller but before Seller has delivered its Seller Block Sale Response to Purchaser, Purchaser shall deliver to Seller a revised Purchaser Block Sale Notice that describes the revised terms. In such event, Seller shall have seven Business Days from its receipt of the revised Purchaser Block Sale Notice to deliver its Seller Block Sale Response to Purchaser and otherwise comply with the provisions of Section 6.4(b) hereof, and the other time provisions set forth in this Section 6.4 shall be correspondingly extended.

                  (d) If Seller fails to deliver a Seller Block Sale Response to Purchaser within seven Business Days of Seller's receipt of a Purchaser Block Sale Notice, Purchaser may conclusively presume that Seller has no objection to the proposed purchaser and no interest in acquiring the Block, in which event Purchaser shall be free to consummate the Block sale to the proposed purchaser at the price per share and on the other terms and conditions set forth in the Purchaser Block Sale Notice but only during the 20 Business Days following the expiration of such seven Business Days.

                  (e) If Seller fails to consummate the purchase of a Block within 45 calendar days of the date of the Seller Block Sale Response, Purchaser shall be free to sell the portion of the Block not paid for by Seller, but only during the 20 Business Days following the expiration of such 45 calendar day period. If, on a per share basis, Purchaser receives less than the price per share of Common Stock set forth in the applicable Purchaser Block Sale Notice, Seller shall promptly reimburse Purchaser for an amount equal to the difference between (i) the proceeds received by Purchaser from the sale during such 20 Business Day period of any of the Block shares not purchased by Seller and (ii) the proceeds Purchaser would have received from Seller for such portion of the Block had Seller consummated the purchase thereof within such 45 calendar day period.



                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         Section 7.1 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the Transaction is subject to satisfaction of the following conditions at the




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Closing, unless waived by Purchaser:

               (a) there shall not be any Law in effect preventing consummation of the Transaction;

               (b) the Rights Agreement Amendment shall be in effect; and

               (c) the representations and warranties of Seller set forth in
Article IV hereof shall be true and correct on and as of the Closing Date.

         Section 7.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the Transaction is subject to satisfaction of the following conditions at the Closing, unless waived by Seller:

               (a) there shall not be any Law in effect preventing consummation of the Transaction;

               (b) the representations and warranties of Purchaser set forth in
Article V hereof shall be true and correct on and as of the Closing Date; and

               (c) Purchaser shall have delivered the duly executed and notarized Purchaser Proxy at the Closing pursuant to the Shareholders Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Notices All notices, requests, claims, demands and other communications ("Notices") given under this Agreement shall be effective if in writing and sent to the Party to whom notice is intended to be given at the address(es) specified on the signature page hereto (or at such other address as a Party may hereafter designate by notice to the other Party as provided herein) by: (i) United States registered or certified mail, return receipt requested;
(ii) a nationally recognized overnight courier service; (iii) hand delivery; or
(iv) facsimile transmission confirmed by U.S. mail. Notice given by mail shall be effective on the date of delivery or refused delivery indicated on the return receipt. Notice given by overnight courier shall be effective on the next Business Day after delivery thereof to an authorized representative of the courier service in a properly addressed and prepaid enclosure marked for next day delivery. Notice given by hand delivery shall be effective when delivered to the Party to whom it is addressed or to an actual or apparent officer, director, employee or agent of such party at the address set forth above. Notice given by facsimile transmission shall be effective when received, and if not during a Business Day, the next Business Day after receipt, at the facsimile machine at the fax number specified on the signature page hereto (or at such other fax number as a Party may hereafter designate by notice to the other Party as provided herein), as evidenced by the sender's failure to receive an electronic error message on the sending facsimile machine that the facsimile was not received.

         Section 8.2 Amendment; Termination; Waiver. The Transaction Documents may not be amended, terminated, changed, modified or discharged, in whole or in part, nor may any of their provisions be waived, except by a written instrument that expressly refers to the Transaction Documents and that is executed by all of the parties thereto and express third party beneficiaries thereof. Any waiver by any Party of a breach of any provision of the Transaction Documents shall not operate as, or be construed to be a




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waiver of, any other breach of such provision or of any breach of any other provision of the Transaction Documents. The failure of any Party to assert any of its rights under the Transaction Documents shall not constitute a waiver of any of such rights.

         Section 8.3 Entire Agreement. The Transaction Documents contain the entire agreement between the Parties with respect to the subject matter hereof and the Transaction, and all prior negotiations, agreements and undertakings, both written and oral, with respect thereto are merged into the Transaction Documents. Each Party expressly acknowledges that in executing and delivering the Transaction Documents to which it is a party, it is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in the Transaction Documents. Any confidentiality agreement between any of the Parties or their Affiliates that may now exist shall remain in effect in accordance with its terms and shall not be superseded or merged into this Agreement.

         Section 8.4 Successors and Assigns. The Transaction Documents shall inure to the benefit of and be binding upon the Parties hereto, and their respective successors and permitted assigns. Nothing in the Transaction Documents, express or implied, shall be deemed to confer upon any Person or entity, other than the parties thereto and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of the Transaction Documents, including, without limitation, the right to insist upon or enforce against any Party the performance of such Party's obligations under the Transaction Documents. For purposes of this Agreement, Leon Tempelsman and Maurice Tempelsman shall be deemed to be express third party beneficiaries of the Purchaser Proxy.

         Section 8.5 Governing Law and Jurisdiction. The Transaction Documents are entered into in the State of New York and shall be construed in accordance with the laws of New York applicable to contracts entered into and to be wholly performed therein without regard to conflict of law principles. The Parties agree that any action, suit or proceeding based upon any matter, claim or controversy arising hereunder or relating hereto shall be brought solely in the State Courts of or the Federal Court in the State and County of New York, and each Party represents and warrants that such Party shall submit to the personal jurisdiction of any such court or tribunal and agrees that legal process may be served on such Party by delivery or mail in the same matter as Notices hereunder.

         Section 8.6 Severability. Any provision of the Transaction Documents which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Transaction Documents, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Moreover, if any one or more provisions contained in the Transaction Documents shall for any reason be held by any court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable Law as it shall then appear.

         Section 8.7 Survival. The representations, warranties and covenants of the Parties contained in the Transaction Documents, and all statements contained in the Transaction Documents, shall be deemed to be material and to have been relied upon by




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the parties thereto notwithstanding any investigation or due diligence performed in connection with the Transaction Documents and shall survive the Closing Date.

         Section 8.8 Fees and Expenses. All costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, the Transaction Documents and the Transaction shall be paid by the Party incurring such expenses.

         Section 8.9 Counterparts. The Transaction Documents may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

         Section 8.10 Waiver of Trial by Jury. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED ON THE TRANSACTION DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THE TRANSACTION DOCUMENTS OR THE TRANSACTION, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO THE TRANSACTION DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES ENTERING INTO THE TRANSACTION DOCUMENTS.

         Section 8.11 Specific Performance. Each Party recognizes and agrees that a breach by such Party of any of the covenants set forth in this Agreement could cause irreparable harm to one or more other Parties, that such other Party's or Parties' remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against such Party, in addition to any other rights and remedies which are available to such other Party or Parties.
If this Section 8.11 is more restrictive than permitted by the laws of the State of New York, this Section 8.11 will be limited to the extent required to permit enforcement under the laws of the State of New York.

         Section 8.12 Public Announcement. No Party to the Transaction Documents shall make, or cause to be made, any press release or other public announcement or communication in respect of the Transaction Documents or the Transaction without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Upon execution and delivery of this Agreement, Seller shall promptly issue a press release after consultation with Purchaser concerning its contents. Section 8.13 Attorneys' Fees Notwithstanding Section 8.8, in the event of any action for breach of this Agreement or any other claim arising out of the Transaction Documents or the Transaction, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such action. Attorneys' fees incurred in enforcing any judgment in respect of the Transaction Documents are recoverable as a separate item. The provisions of this Section 8.13 are intended to be severable from the permitted by Law other provisions of this Agreement and to survive any judgment and, to the maximum extent, shall not be deemed merged into any such judgment.

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first stated above.




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
------------------------------------------------- -----------------------------------------------------------
            FIFTH AVENUE GROUP, LLC                            LAZARE KAPLAN INTERNATIONAL INC.


         By: /s/ Matthew Fortgang                                     By: /s/ Leon Tempelsman
             --------------------                                       ---------------------
             Name: Matthew Fortgang                                     Name: Leon Tempelsman
                 Title: Member                                             Title: President




         Address: 1 Rockefeller Plaza                           Address: 529 Fifth Avenue
          New York, New York 10020                               New York, New York 10017
          Fax Number: (212) 582-6866                             Fax Number: (212) 697-3197
------------------------------------------------- -----------------------------------------------------------

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